UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[   ]              Preliminary Information Statement
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Trust for Professional Managers
(Name of Registrant As Specified In Its Charter)

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PMC DIVERSIFIED EQUITY FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about November 24, 2015 to shareholders of record as of September 30, 2015 (the “Record Date”).  The Information Statement is being provided to shareholders of the PMC Diversified Equity Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, Envestnet Asset Management, Inc. (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of September 26, 2007.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, subject to the condition that an Information Statement (or a Notice of Internet Availability of Information Statement) is provided to shareholders of the Fund.  The Board of Trustees reviews the Fund’s sub-advisory agreements annually.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.investpmc.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.INVESTPMC.COM/SOLUTIONS.PORTFOLIOS/STYLE-SPECIFIC, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701, OR BY CALLING (TOLL-FREE) (866) PMC-7338.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement entered into with the Trust, on behalf of the Fund, on June 15, 2010 (the “Advisory Agreement”), the Adviser, an Illinois corporation headquartered at 35 East Wacker Drive, Suite 2400, Chicago, Illinois 60601, serves as the investment adviser to the Fund.  The Advisory Agreement was last submitted to a vote of the shareholders of the Fund on June 11, 2010.  Currently, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities and by a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty by the Trust on behalf of the Fund or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice when authorized either by a majority vote of the Fund’s shareholders or by a vote of a majority of the Board of Trustees, or by the Adviser upon 60 days’ written notice, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Advisory Agreement, will not be subject to liability to the Trust or the Fund or any shareholder of the Fund for any act or omission in the course of, or in connection with, rendering services under the Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.  In addition, each party to the Advisory Agreement is indemnified by the other against any loss, liability, claim, damage or expense arising out of such indemnified party’s performance or non-performance of any duties under the Advisory Agreement, except in the case of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of it obligations and duties.

As compensation for its services, the Adviser receives the following management fee from the Fund:

Management Fee (as a percentage of average daily net assets)
$500 million or less	More than $500 million but less than $1 billion	$1 billion or more
0.950%	0.925%	0.900%

From the Fund’s management fees, the Adviser pays each of the Fund’s sub-advisers a sub-advisory fee.  The Adviser currently utilizes five sub-advisers, all of whom are currently active in managing the Fund.  Under the Advisory Agreement, the Adviser monitors the performance of the sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel;
•	the sub-adviser’s investment philosophy and process; and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Fund’s investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

At a meeting of the Board of Trustees held on August 3-4, 2015 (the “August 2015 Meeting”), the Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and Robeco Investment Management, Inc. d/b/a Boston Partners (“Boston Partners”) (the “Sub-Advisory Agreement”) and the Board of Trustees’ legal responsibilities related to such consideration.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term beginning on August 31, 2015.

Nature, Extent and Quality of Services To Be Provided by Boston Partners to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by Boston Partners to the Fund.  The Trustees considered Boston Partners’ specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of Mark E. Donovan and David J. Pyle, who would serve as the portfolio managers for the segment of the Fund’s assets managed by Boston Partners, and other key personnel at Boston Partners.  The Trustees concluded that Boston Partners had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of Boston Partners:  In assessing the portfolio management services to be provided by Boston Partners, the Board considered the qualifications, background and experience of the portfolio managers and the performance of a composite of other accounts, a representative account, and a registered fund, each managed by Boston Partners using a similar strategy to that which would be applied to Boston Partners’ segment of the PMC Diversified Equity Fund, compared to a benchmark index.  The Trustees noted for the quarter ended March 31, 2015, and for the three-year, five-year and ten-year periods ended December 31, 2014, the Boston Partners composite, representative account and registered fund had each outperformed the Russell 1000® Value Index, and for the since inception period ended December 31, 2014, the Boston Partners composite and registered fund had also outperformed the Russell 1000® Value Index.  The Trustees noted that the composite, representative account and registered fund had each underperformed the Russell 1000® Value Index for the one-year period ended December 31, 2014.  The Trustees concluded that the PMC Diversified Equity Fund and its shareholders were likely to benefit from Boston Partners’ management.

Costs of Services Provided and Profitability to be Realized:  The Trustees reviewed and considered the sub-advisory fees payable by Envestnet to Boston Partners under the Boston Partners Sub-Advisory Agreement.  Since Boston Partners’ sub-advisory fees would be paid by Envestnet, the overall advisory fee paid by the PMC Diversified Equity Fund would not be directly affected by Boston Partners’ sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by Boston Partners or the profitability of its relationship with the PMC Diversified Equity Fund to be material factors for consideration given that Boston Partners is not affiliated with Envestnet and, therefore, the sub-advisory fees were negotiated on an arm’s-length basis.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to Boston Partners by Envestnet were reasonable in light of the services to be provided under the Boston Partners Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized:  Since the sub-advisory fees payable to Boston Partners would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund:  The Trustees considered the direct and indirect benefits that could be received by Boston Partners from its association with the Fund.  The Trustees concluded that the benefits that Boston Partners may receive appear to be reasonable, and in many cases may benefit the Fund.

The recommendation to hire Boston Partners was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers.  Importantly, the recommendation to hire Boston Partners to manage a portion of the Fund’s assets was based on an evaluation of the qualifications of Boston Partners’ investment personnel, investment philosophy and process and long-term performance results, among other factors, including the Adviser’s analysis that Boston Partners’ investment strategy is complementary to the investment strategy of Fund’s other sub-advisers.

Conclusions:  The Trustees considered all of the foregoing factors.  In considering the Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances.  Based on this review, the Trustees, including a majority of the Independent Trustees, concluded the approval of the Sub-Advisory Agreement, including the sub-advisory fees, would be in the best interests of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The sub-advisory fees each sub-adviser receives for its services to the Fund are paid from the Adviser’s management fees.  For the fiscal year ended August 31, 2015, for its services under its investment advisory agreement with the Trust, the Adviser received a management fee of 0.90% (net of fee waivers) of the average net assets of the Fund, computed daily and payable monthly.  The Adviser has contractually committed to waive its management fees and/or reimburse expenses of the Fund to ensure that Total Annual Fund Operating Expenses (exclusive of front-end or contingent deferred loads, taxes, leverage, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividends or interest expenses on short positions, acquired fund fees and expenses or extraordinary expenses such as litigation) do not exceed 1.40% of the Fund’s average net assets through at least December 29, 2016.  In addition, the Adviser may voluntarily agree to waive a portion of the management fees payable to it above and beyond any amount waived under such agreement.

For the fiscal year ended August 31, 2015, the Fund accrued management fees of $2,762,409.  The Adviser waived $144,520 in management fees.  The management fee after waiver was $2,617,889.  The fees paid to sub-advisers are individually negotiated between the Adviser and each sub-adviser and may vary.  The aggregate sub-advisory fees paid by the Adviser for the fiscal year ended August 31, 2015 were $ 1,261,326 or 0.43% of net assets.

The Sub-Advisory Agreement was approved by the Board of Trustees at the August 2015 Meeting for an initial term of two years beginning on August 31, 2015.  Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund, and the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement and are Independent Trustees.  The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to Boston Partners, and (ii) by Boston Partners upon 60 days’ written notice to the Fund and the Adviser.  The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

Other than the effective and renewal dates, and the rate of compensation paid by the Adviser to particular sub-advisers, the terms of the Sub-Advisory Agreement are substantially similar to the sub-advisory agreements between the Adviser and the other sub-advisers of the Fund.  The Sub-Advisory Agreement provides that Boston Partners, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to Boston Partners as described in the Fund’s prospectus.  Boston Partners, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to Boston Partners.  Boston Partners also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate Boston Partners on the basis of current net assets of that portion of the Fund’s portfolio allocated to Boston Partners.  The Adviser compensates Boston Partners from the management fees that it receives from the Fund.  Boston Partners generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT BOSTON PARTNERS.

Boston Partners is a registered investment adviser located at 909 Third Avenue, 32nd Floor, New York, NY 10022.  Boston Partners is a wholly owned subsidiary of Robeco Groep N.V., a Dutch public limited liability company (“Robeco Groep”), and is a registered investment adviser.  Founded in 1929, Robeco Groep is one of the world’s oldest asset management organizations.  Robeco Groep, located at Coolsingel 120, 3011 AG Rotterdam, The Netherlands, is primarily owned by ORIX Corporation, an integrated financial services group located at World Trade Center Building, 2-4-1 Hamamatsu-cho, Minato-ku, Tokyo, 105-6135 Japan.  Boston Partners provides investment management and investment advisory services to investment companies and other institutional and proprietary accounts.  As of August 31, 2015, Boston Partners had $76.32 billion in assets under management.

The following table provides information on the principal executive officers and directors of Boston Partners:

Name and Address*	Title and Principal Occupation
William G. Butterly III	Chief Operating Office and Chief Compliance Officer
Joseph F. Feeney, Jr.	Co-Chief Executive Officer
Mark E. Donovan	Co-Chief Executive Officer
Matthew J. Davis	Chief Financial Officer
Lena Maria Teuntje Boeren	Director
David Andrew Steyn	Director
Martin Mlynar	Director

* The principal mailing address of each individual is that of Boston Partners’ principal offices as stated above.

Mark E. Donovan and David J. Pyle are the co-Portfolio Managers for the segment of the Fund’s assets managed by Boston Partners.

Mark E. Donovan, CFA®
Mr. Donovan is co-chief executive officer of Boston Partners and lead portfolio manager for BP Large Cap Value portfolios.  Mr. Donovan is responsible for strategic and tactical operating decisions affecting the firm.  Mr. Donovan was one of the founding partners of Boston Partners Asset Management in 1995.  Mr. Donovan joined the firm from The Boston Company where he was Senior Vice President and equity portfolio manager.  Mr. Donovan also spent five years as a consulting associate with Kaplan, Smith & Associates, and two years as a securities analyst for Value Line Inc.  Mr. Donovan holds a B.S. degree in management from Rensselaer Polytechnic Institute.  Mr. Donovan holds the Chartered Financial Analyst® designation.  Mr. Donovan has thirty-four years of investment experience.

David J. Pyle, CFA®
Mr. Pyle is a portfolio manager for Boston Partners Large Cap Value portfolios.  Prior to assuming this role, Mr. Pyle was a research analyst covering the utility, insurance, leisure & lodging, packaging, publishing, and computer equipment & services sectors.  Mr. Pyle joined the firm from State Street Research where he was a research analyst and associate portfolio manager in their equity value group.  Prior to that, Mr. Pyle spent five years with Price Waterhouse.  Mr. Pyle holds a B.S. degree in business administration from California State University, Chico, and an M.B.A. degree from the Kenan-Flagler School of Business at the University of North Carolina.  Mr. Pyle holds the Chartered Financial Analyst® designation.  Mr. Pyle has twenty years of investment experience.

Other Investment Companies Advised or Sub-Advised by Boston Partners.  Boston Partners currently acts as an adviser to the following registered investment companies having similar investment objectives and policies to those of the Fund:

Fund Name	Net Assets as of 9/30/2015	Advisory Fee
Boston Partners All-Cap Value Fund	$1,031 million	Class I - 0.70%
Class A - 0.95%
Boston Partners Small Cap Value II Fund	$300 million	Class I - 1.10%
Class A - 1.35%
Boston Partners Long/Short Equity Fund	$582 million	Class I - 4.33%
Class A - 4.58%
Boston Partners Long/Short Research Fund	$6,990 million	Class I - 2.52%
Class A - 2.77%
Boston Partners Global Long/Short Fund	$440 million	Class I - 3.88%
Class A - 4.13%
WPG Partners Small/Micro Cap Fund	$34 million	Class I - 1.10%
Boston Partners Global Equity Fund	$269 million	Class I - 0.95%
John Hancock Redwood Fund	$538 million	Class I - 1.30%
Class A - 1.62%
John Hancock Disciplined Value Fund	$12,812 million	Class I - 0.82%
Class A - 1.08%
John Hancock Disciplined Value Mid-Cap Fund	$10,678 million	Class I - 0.87%
Class A - 1.13%
Disciplined Value International Fund	$223 million	Class I - 1.07%
Class A - 1.38%

BROKERAGE COMMISSIONS

For the fiscal year ended August 31, 2015, the Fund did not direct any brokerage transactions to a broker because of research services provided.

ADDITIONAL INFORMATION ABOUT PMC DIVERSIFIED EQUITY FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Foreside Fund Services, LLC, a subsidiary of the Foreside Financial Group, located at Three Canal Street, Suite 100, Portland, ME 04101, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., located at 1555 North River Center Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to PMC Diversified Equity Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling (toll-free) (866) PMC-7338.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Name and Address	Number of Shares	% of Ownership	Type of Ownership	Parent Company	Jurisdiction
National Financial Services LLC 12325 Port Grace Boulevard P.O. Box 460001 La Vista; NE; 68128-8204	9,527,303.515	65.19%	Record	Fidelity Global Brokerage Group, Inc.	DE
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	3,767,375.851	25.78%	Record	The Bank of New York Mellon Corporation	NY

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing at PMC Diversified Equity Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (toll-free) (866) PMC-7338.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

PMC DIVERSIFIED EQUITY FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

November 24, 2015

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the PMC Diversified Equity Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details the addition of a new sub-adviser to the Fund.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Envestnet Asset Management, Inc. (“Envestnet”), the investment adviser to the Fund, and Robeco Investment Management, Inc. d/b/a Boston Partners.

Envestnet and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits Envestnet to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended” of such parties, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement and most recent Annual Report available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement and Annual Report on the Fund’s website at www.investpmc.com/solutions/portfolios/style-specific until at least February 25, 2016.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at PMC Diversified Equity Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) (866) PMC-7338 by February 25, 2016.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.